Accel Entertainment, Inc. Announces Proposed Public Offering of Class A-1 Common Stock

CHICAGO - September 21, 2020 - Accel Entertainment, Inc. (NYSE: ACEL) (the “Company”) announced today that it has commenced an underwritten public offering of 12,000,000 shares of its Class A-1 Common Stock, consisting of 8,000,000 shares offered by the Company and 4,000,000 shares offered by certain selling stockholders of the Company. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 320,237 shares of Class A-1 Common Stock and the selling stockholders intend to grant the underwriters a 30-day option to purchase up to an additional 1,479,763 shares of Class A-1 Common Stock. Accel will not receive any proceeds from the sale of Class A-1 Common Stock offered by the selling stockholders. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed.

Accel intends to use the net proceeds it receives from the offering for general corporate purposes.

Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint book-running managers and as representatives of the underwriters for the offering and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as joint book-running managers for the offering.

The offering will be made only by means of a prospectus. A preliminary prospectus related to the offering has been filed with the Securities and Exchange Commission (the “SEC”) and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus may also be obtained by contacting either of the following underwriters: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by phone at (866) 471‐2526 or by email at prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction. The offering will be made under a combined prospectus filed as part of a registration statement on Form S-1 (the “Registration Statement”), which has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.

About the Company
Accel is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.

Forward looking statements
This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “target,” “plan,” “outlook” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. The Company cautions you that these forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-1, filed September 21, 2020 which is available publicly on the SEC’s website at www.sec.gov.

Media:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com